UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2019

Commission File Number 000-55918

MUSCLE MAKER, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

308 East Renfro Street, Suite 101, Burleson, Texas 76028

(Address of principal executive offices)

682-708-8250

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable

Item 1.01	Entry into a Material Definitive Agreement.

On December 5, 2019, Muscle Maker, Inc. (the “Company”) entered into Conversion Agreements with various convertible note holders (the “Noteholders”) pursuant to which the Noteholders converted $9,488,000 of principal due under such convertible notes into 28,389,833 shares of our common stock (the “Conversion Shares”) in full satisfaction of such obligations. The Conversion Shares represent approximately 71% of our outstanding shares of common stock, giving effect to such issuance. In addition, the Noteholders also agreed to enter into a Lock-Up Agreement providing that the Conversion Shares will be locked up for a period of one year. The Company has provided the Noteholders with piggyback registration rights. Further, in the event the Company does not close on its underwritten public offering (the “Offering”) within ninety (90) days of the Conversion Agreements, the issuance of the Conversion Shares shall be null and void and the Conversion Agreements and the related Addendum shall be of no further force or effect and the parties hereto agree to undertake any necessary actions to ensure that the Conversion Shares are returned to the Company for cancellation and the Convertible Notes are delivered to the Holder upon the Company’s receipt of the certificates representing the Conversion Shares.

The foregoing description of the terms and conditions of the Conversion Agreements and the related addendum are qualified in their entirety by reference to the documents, copies of which are filed as Exhibits 10.1 and 10.2 to this report.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

In the sale and issuance of the Conversion Shares, no general solicitation was made either by the Company or by any person acting on the Company’s behalf. The transactions were privately negotiated and did not involve any kind of public solicitation. No underwriters or agents were involved in the foregoing sale and issuance and the Company paid no underwriting discounts or commissions. The securities were acquired for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof, and contains customary restrictions on transfer. The issuance of the Conversion Shares is exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) and/or Regulation D thereunder, as a transaction by an issuer not involving any public offering.

Item 5.01	Change in Control of Registrant.

Reference is made to the disclosure set forth under Items 1.01 and 3.02 above, which disclosure is incorporated herein by reference. As a result of the above described transactions, there was a change in control of the Company.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Form of Conversion Agreement
10.2	Form of Addendum to Conversion Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MUSCLE MAKER, INC.

		By:	/s/ Michael Roper
		Name:	Michael Roper
		Title:	Chief Executive Officer

Date:	December 10, 2019
Burleson, Texas